UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: March 29, 2010

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50009	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Pacific Avenue Manhattan Beach, CA 92666
(Address of Principal Executive Office)

Registrant’s telephone number, including area code 323-449-2180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On March 29, 2010, the Registrant entered into an Exploration Earn-In Agreement (the “Agreement”) with AuEx Ventures, Inc., a Nevada corporation.  A copy of the Agreement is filed as an exhibit to the Current Report on Form 8-K.

The Agreement relates to the Trinity Silver property (the “Property”) located in Pershing County, Nevada which consists of a total of approximately 5,800 acres, including 5,040 acres of fee land and 59 unpatented mining claims.

Under the Agreement, the Registrant may earn-in a 70% undivided interest in the Property during a 6-year period in consideration of (1) a signing payment of $25,000, which has been made, (2) an expenditure of a cumulative total of $5,000,000 in exploration and development expenses on the Property by August 20, 2014,  including a minimum of $500,000 which must be expended within one year from the effective date of the Agreement, and (3) completion of a bankable feasibility study on the Property on or before the 7th anniversary date of the Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No. Description
10.2	Exploration Earn-In Agreement dated March 29, 2010, by and between Liberty Silver Corp, a Nevada corporation, and AuEx Ventures, Inc., a Nevada corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP

By:  /s/ Terry Fields

Chief Executive Officer

Date: April 5, 2010